                                                                    Exhibit 10.1
                                                                    ------------



================================================================================



                              WALBRIDGE COATINGS,
                            AN ILLINOIS PARTNERSHIP



                             AMENDED AND RESTATED
                             PARTNERSHIP AGREEMENT


                           Dated as of July 23, 1999


                                     Among


                                EGL STEEL INC.,


                              LTV-WALBRIDGE, INC.


                                      and


                          MSC WALBRIDGE COATINGS INC.



================================================================================

                               TABLE OF CONTENTS

                                                                        Page
                                   ARTICLE I
                                  Definitions.........................     2

                                  ARTICLE II
                           Undertakings and Purposes..................     2

                                  ARTICLE III
                                The Partnership
SECTION 3.01.    Formation............................................     3
SECTION 3.02.    Name.................................................     3
SECTION 3.03.    Executive Offices....................................     3
SECTION 3.04.    Place of Operations..................................     3

                                  ARTICLE IV
                             Capital Contributions

SECTION 4.01.    Working Capital Contributions........................     3
SECTION 4.02.    Other Equity Contributions...........................     3

                                   ARTICLE V
                              Term of Partnership

SECTION 5.01.    Term.................................................     4
SECTION 5.02.    Extensions of Term...................................     4

                                  ARTICLE VI
                                  Agreements

SECTION 6.01.    Partnership Authority................................     4
SECTION 6.02.    Miscellaneous Banking Arrangements...................     4
SECTION 6.03.    Other Agreements.....................................     5

                                  ARTICLE VII
                      Actions by Partnership and Partners

SECTION 7.01.    Annual Meeting of Partners...........................     5
SECTION 7.02.    Special Meeting of Partners..........................     6
SECTION 7.03.    Actions Requiring Unanimous Vote.....................     6
SECTION 7.04.    Other Approvals......................................     8
SECTION 7.05.    No Commitments on Behalf of the
                 Partnership..........................................     8
SECTION 7.06.    Fiduciary Relationship...............................     8
SECTION 7.07.    Renegotiation of Certain Terms.......................     8

                                 ARTICLE VIII
                             Management Committee

SECTION 8.01.    Members..............................................    10
SECTION 8.02.    Meetings.............................................    11
SECTION 8.03.    Authority............................................    11
SECTION 8.04.    Responsibilities.....................................    11

                                  ARTICLE IX
                               Books and Records
SECTION 9.01.    Books of Account.....................................    12
SECTION 9.02.    Records..............................................    12
SECTION 9.03.    Partner's Accounts...................................    12
SECTION 9.04.    Location and Inspection of Books
                 and Records..........................................    13
SECTION 9.05.    Financial Reports....................................    13
SECTION 9.06.    Annual Financial Reports.............................    14
SECTION 9.07.    Tax Returns..........................................    14

                                   ARTICLE X
                                  Operations

SECTION 10.01.   Operation and Use of EG Facility.....................    15
SECTION 10.02.   Application of Funds.................................    16
SECTION 10.03.   Revenues.............................................    16
SECTION 10.04.   Coating Services for Outside Parties.................    16
SECTION 10.05.   Service Nature of Business...........................    18
SECTION 10.06.   Provision of Services and Facilities by..
                 Partners.............................................    18
SECTION 10.07.   Licenses/Intellectual Property.......................    18
SECTION 10.08.   Casualty Loss........................................    18
SECTION 10.09.   Extended Shutdown....................................    19
SECTION 10.10.   Sublease.............................................    19

                                  ARTICLE XI
                              Profits and Losses

SECTION 11.01.   Allocations..........................................    19
SECTION 11.02.   Distributions........................................    21
SECTION 11.03.   Inland Tolling Agreement.............................    21
SECTION 11.04.   Certain Cost Reductions..............................    22

                                  ARTICLE XII
                             Capital Expenditures

SECTION 12.01.   Proposals............................................    22
SECTION 12.02.   Expenditures to Be Paid for by
                 Partnership..........................................    22
SECTION 12.03.   Expenditures To Be Paid by Partners..................    23

                                 ARTICLE XIII
                      Transfers of Partnership Interests

SECTION 13.01.   General Limitations on Transfers.....................    23
SECTION 13.02.   Permissible Transfers................................    24
SECTION 13.03.   Right of First Refusal...............................    24
SECTION 13.04.   Survival of Restrictions.............................    27
SECTION 13.05.   Appraisals...........................................    27
SECTION 13.06.   Controlling Interests in Partners....................    27
SECTION 13.07.   Excluded Transactions................................    27

                                  ARTICLE XIV
                              Dispute Resolution

SECTION 14.01.   Executive Review.....................................    28
SECTION 14.02.   Redetermination of Decisions.........................    28
SECTION 14.03.   Procedure for Dispute Resolution.....................    29
SECTION 14.04.   Consent to Jurisdiction; Service
                 of Process...........................................    30

                                  ARTICLE XV
                                  Dissolution

SECTION 15.01.   Events Causing Dissolution...........................    30
SECTION 15.02.   Liquidation and Winding Up...........................    30
SECTION 15.03.   Exercise of Right or Option to Purchase..............    32
SECTION 15.04.   Appraisals...........................................    33
SECTION 15.05.   Provision for Inland Tolling Agreement...............    33
SECTION 15.06.   Options To Purchase Partnership
                 Interests............................................    33

                                  ARTICLE XVI
                               Confidentiality........................    35

                                 ARTICLE XVII
                                  Miscellany

SECTION 17.01.   Authority of Representatives of
                 Partners.............................................    36
SECTION 17.02.   Entire Agreement.....................................    36
SECTION 17.03.   Modification, Waiver.................................    37
SECTION 17.04.   Severability.........................................    37
SECTION 17.05.   Notices..............................................    38
SECTION 17.06.   Successors and Assigns...............................    39
SECTION 17.07.   Governing Law........................................    39
SECTION 17.08.   Headings.............................................    39

Schedule 1: Members of Management Committee

Appendix A: Definitions of Terms and Phrases

                  WALBRIDGE COATINGS, AN ILLINOIS PARTNERSHIP

                  AMENDED AND RESTATED PARTNERSHIP AGREEMENT


     THIS AMENDED AND RESTATED PARTNERSHIP AGREEMENT, dated as of this 23rd day of July, 1999 by and among EGL STEEL INC., a Delaware corporation ("EGL Steel"), LTV-WALBRIDGE, INC., a Delaware corporation ("LTV-W"), and MSC WALBRIDGE COATINGS INC., a Delaware corporation and formerly known as Pre Finish Metals
(EG) Incorporated ("MSCWC"),


                             W I T N E S S E T H :


          WHEREAS, pursuant to the Original Partnership Agreement EGL Steel, Inland EG and MSCWC formed a general partnership named "Walbridge Coatings, An Illinois Partnership" under the laws of the State of Illinois for the purpose of owning (or leasing) and operating the EG Facility; and

          WHEREAS, pursuant to the Initial Transfer Agreement and the 1998 Transfer Agreement, EGL Steel purchased Inland EG's entire Partner's Interest in the Partnership so that, after giving effect to such purchase, EGL Steel had a 50% Financial Interest and a 50% Voting Interest in the Partnership; and

          WHEREAS, pursuant to the Purchase Agreement, LTV-W is purchasing a portion of EGL Steel's Partner's Interest so that, after giving effect to such purchase, LTV-W shall have a 16.5% Financial Interest and a 16.5% Voting Interest in the Partnership and EGL Steel shall have a 33.5% Financial Interest and a 33.5% Voting Interest in the Partnership; and

          WHEREAS, EGL Steel, LTV-W and MSCWC (each being referred to hereinafter as a "Partner" and, collectively, as the "Partners") desire to amend and restate the Original Partnership Agreement to admit LTV-W as a Partner and to provide that the Partnership shall continue on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises, recitals and mutual covenants, undertakings and obligations hereinafter set forth or referred to herein, the Partners hereby amend and restate the Original Partnership Agreement to read as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

          Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix A (which is attached hereto and
                             ----------
incorporated herein by reference), such definitions to be equally applicable to both the singular and the plural forms of the terms defined. Each Partner's Voting Interest and Financial Interest shall be as set forth in Appendix A.
                                                                ----------

                                  ARTICLE II

                           Undertakings and Purposes
                           -------------------------

          The undertakings and purposes of the Partnership are the following:

          (a) to operate the EG Facility (which will be primarily dedicated to the electrogalvanizing of sheet steel for Affiliates of EGL Steel and Affiliates of LTV-W while developing new products and markets using Organic Coatings in conjunction with EG Services) during the Term of the Partnership and to own or lease the EG Facility;

          (b) to provide the highest quality coating services (including EG Services and Other Services) at the lowest cost for sale primarily to Affiliates of EGL Steel and Affiliates of LTV-W and, as provided herein, also to provide such services to other parties in a manner designed to maximize utilization of the capacity and capability of the EG Facility, while providing to MSCWC a reasonable profit;

          (c) to perform the agreements and arrangements referred to in Article
                                                                        -------
     VI below and the Inland Tolling Agreement, and the actions and transactions
     --
     contemplated thereby and by this Article II; and
                                      ----------

          (d) to engage in any other lawful act or activity, business, conduct, action or transaction which is approved by all of the Partners.

                                  ARTICLE III

                                The Partnership
                                ---------------

          SECTION 3.01.  Formation.  The Partners hereby continue the
                         ---------
Partnership in accordance with the laws of the State of Illinois, for the limited purposes set forth in Article II.
                              ----------

          SECTION 3.02.  Name. The name of the partnership shall continue to be
                         ----
"Walbridge Coatings, An Illinois Partnership".

          SECTION 3.03.  Executive Offices.  The executive offices of the
                         -----------------
Partnership shall be located at the offices of the Operating Partner at 30610 East Broadway, Walbridge, Ohio 43465.

          SECTION 3.04.  Place of Operations.  The coating operations of the
                         -------------------
Partnership shall be located at the EG Facility.


                                  ARTICLE IV

                             Capital Contributions
                             ---------------------

          SECTION 4.01.  Working Capital Contributions.  The Partnership shall
                         -----------------------------
maintain such working capital as is adequate, in the reasonable opinion of the Operating Partner, for use by the Operating Partner to meet the Partnership's obligations in the normal course of business. With the prior consent of all Partners, the Operating Partner may issue calls for working capital contributions. Each such call shall be issued to all Partners, shall allocate the total amount called in amounts proportionate to the respective Financial Interests of the Partners and shall be payable not later than 30 days after issuance. Any idle funds shall be held by the Partnership in the form of cash, direct obligations of the United States government or any state thereof, Prime Commercial Paper or bank certificates of deposit, as may be determined by the Management Committee.

          SECTION 4.02.  Other Equity Contributions.  Equity contributions to
                         --------------------------
the Partnership other than those expressly set forth in this Article IV, if any,
                                                             ----------
shall be made at such time, in such manner and in such amount as all of the Partners shall agree, and shall be made by the Partners in proportion to their respective Financial Interests.

                                   ARTICLE V

                              Term of Partnership
                              -------------------

          SECTION 5.01.  Term.  The term of the Partnership (the "Term") shall
                         ----
continue until December 31, 2004, and shall continue from year to year thereafter unless (a) one Partner provides written notice (a "Termination Notice") to the other Partners by July 1, 2004 (or by July 1 of any subsequent year) of its intention to terminate the Partnership as of December 31, 2004 (or December 31 of such subsequent year) or (b) ended earlier by dissolution of the Partnership in accordance with Article XV hereof.
                               ----------

          SECTION 5.02.  Extensions of Term. The Term of the Partnership may be
                         ------------------
altered from that specified in Section 5.01 hereof only by mutual agreement of
                               ------------
all of the Partners.

                                  ARTICLE VI

                                  Agreements
                                  ----------

          SECTION 6.01.  Partnership Authority.  The Partnership shall have
                         ---------------------
authority to perform any and all actions in accordance with the terms of this Agreement which it deems necessary or advisable to achieve the undertakings and purposes set forth in Article II of this Agreement. Except pursuant to
                      ----------
authority expressly delegated in writing by the Management Committee or otherwise in accordance with this Agreement and the other Definitive Agreements, no Partner shall have the power to operate, deal with or authorize agreements concerning the EG Facility, including (but not by way of limitation) any power:
(a) to contract for any capital improvements to the EG Facility, except as provided in Section 12.03; (b) to borrow money in the name of and on behalf of
            -------------
the Partnership; (c) to secure such borrowings with Partnership assets; (d) to contract for the operation of the EG Facility; or (e) to encumber, mortgage or sell any or all of the Partnership's assets.

          SECTION 6.02.  Miscellaneous Banking Arrangements.  The Management
                         ----------------------------------
Committee is hereby authorized to take such actions as may be necessary or advisable in the ordinary course of business to establish and maintain one or more bank accounts in the name of the Partnership. All funds of every kind and nature received by the Partnership shall initially be deposited in such an account. The Operating

Partner shall manage all such accounts on behalf of the Partnership and, subject to any requirements of this Agreement, shall be authorized to pay to itself such Operator's Fees and other amounts as are properly owed to it under the Definitive Agreements or otherwise authorized by the Management Committee. The persons authorized to sign with respect to such accounts shall be specified in writing by the Partnership. Each check or draft on such an account in excess of *** shall require the signatures of two persons, with one of such persons being a member of the Management Committee.

          SECTION 6.03.  Other Agreements. The Partnership is hereby authorized
                         ----------------
to perform the agreements or arrangements set forth below and to take all actions reasonably necessary or advisable in connection therewith, in order to accomplish the undertakings and purposes set forth in Article II:
                                                      ----------

          (a) the Operating Agreement;

          (b) the Coating Agreements, including each Exhibit or Annex thereto;
     and

          (c) the Inland Tolling Agreement.


                                  ARTICLE VII

                      Actions by Partnership and Partners
                      -----------------------------------

          SECTION 7.01.  Annual Meeting of Partners.  A meeting of the Partners
                         --------------------------
shall be held during the first Fiscal Quarter of each year at the offices of the Operating Partner at the EG Facility or such other date and location as may be specified by the Management Committee. At such annual meeting of the Partners, each Partner shall appoint two individuals who shall serve as such Partner's representatives on the Management Committee until their respective successors are appointed. The Operating Partner shall present a report on operations for the immediately preceding Fiscal Year and a projection of anticipated operations for the ensuing year. Such business as may properly come before the meeting shall be conducted.

          SECTION 7.02.  Special Meeting of Partners.  Special meetings of the
                         ---------------------------
Partners may be called by any Partner upon not less than 10 days' written notice to all of the Partners. The notice of special meeting shall set forth the location, date, time and purpose of the meeting. Business transacted at any such special meeting shall be limited to the purpose or purposes stated in the notice thereof and such additional matters as are germane thereto.

          SECTION 7.03.  Actions Requiring Unanimous Vote.  Advance written
                         --------------------------------
approval or consent signed by all of the Partners shall be required:

          (a) to amend, modify, alter or waive any provision of or change the Term of this Partnership Agreement, the Operating Agreement, any of the Coating Agreements or amend, modify, alter or waive any provision of the Inland Tolling Agreement, (including any change in the "Term" as defined in the Inland Tolling Agreement); provided, however, that (i) the consent of
                                    --------  -------
     LTV-W shall not be required in connection with any amendment, modification, alteration, waiver or extension of the Inland Tolling Agreement which is not reasonably expected to have an adverse effect upon the Partner's Interest of LTV-W and (ii) subject to MSCWC's rights under Article XIV, the
                                                                -----------
     consent of MSCWC shall not be required in connection with the removal of MSCWC as the Operator pursuant to Section 8.01 of the Operating Agreement;
                                       ------------

          (b) to mortgage or lease or agree to mortgage or lease any Partnership assets or any interest therein, or to encumber, sell, transfer, convey, exchange or assign or agree to encumber, sell, transfer, convey, exchange or assign any Partnership assets or any interest therein or to amend, modify or alter, or agree to amend, modify, or alter the terms of any mortgage or lease of any Partnership assets, except in each case in the ordinary course of business and in accordance with the Operating Agreement;

          (c) to enter into any borrowing arrangement or make any borrowings (i) in the Partnership name or (ii) with respect to which any Partner, in its capacity as such, guarantees or is otherwise jointly or severally obligated for all or any portion thereof;

          (d) to obligate the Partnership as a guarantor, endorser, surety or accommodation party, or otherwise pledge the credit of the Partnership in any way, other than the endorsement of checks and otherwise in the ordinary course of business and in accordance with the Operating Agreement;

          (e) to establish, change or modify pricing for coating services for Partners or their Affiliates and the terms, conditions and priorities on which such coating services are rendered by the Partnership;

          (f) to approve any capital expenditure or series of related capital expenditures aggregating $25,000.00 or more which are to be paid for by the Partnership; provided, however, that as long as the Partnership's current
                  --------  -------
     capital budget has been approved by the Management Committee, MSCWC as the Operating Partner shall be authorized to make capital expenditures in amounts *** within the aggregate amount budgeted without obtaining any further approval or consent of all Partners;

          (g) to enter into any line of business other than that set forth in
     Article II hereof or to otherwise change the basic nature of the business
     ----------
     of the Partnership;

          (h) to enter into, amend or terminate any agreements with outside parties relating to proprietary rights and technical cooperation;

          (i) to approve dissolution of the Partnership prior to the end of the Term of the Partnership;

          (j) to approve any agreement, contract or transaction with any Partner or any Affiliate of any Partner that is not contemplated by the Definitive Agreements and involves more ***;

          (k) to change the Fiscal Year of the Partnership or any significant accounting principles or practices;

          (l) to assume any matter in contest under Section 3.04(b) of the
                                                    ---------------
     Operating Agreement;

          (m)  to institute any litigation on behalf of the Partnership;

          (n)  to establish general partnership policy;

          (o) to institute any change in the EG Facility or its operations that would reduce the annual amount of

     Production Time available to any Primary Purchaser or MSCWC under any of the Coating Agreements; or

          (p) to perform any such other act or acts specifically referred to in this Partnership Agreement as requiring agreement or approval of all of the Partners.

          SECTION 7.04.  Other Approvals.  Except as specified in Section 7.03,
                         ---------------                          ------------
any act or acts expressly required by this Partnership Agreement or the other Definitive Agreements to be approved by the Partnership shall require advance approval by the Management Committee and, except as set forth in Article XIV,
                                                                 -----------
upon such approval, such action shall be binding upon all of the Partners.

          SECTION 7.05.  No Commitments on Behalf of the Partnership. Except as
                         -------------------------------------------
provided in this Partnership Agreement, the Operating Agreement or the Coating Agreements, each Partner agrees that it will not take any action which will commit or bind the Partnership or any other Partner or Partners to any act, agreement, contract or undertaking of any kind or nature whatsoever, or incur debt in the name of or on behalf of the Partnership or create any lien upon any of the properties or the other assets of the Partnership or hold itself out as authorized to act on behalf of the Partnership or any Partner or Partners, unless permitted by this Partnership Agreement and expressly authorized in advance to do so by approval of the Partnership or the Management Committee, as the case may be. Each Partner agrees that it will indemnify the Partnership and the other Partner or Partners against any and all claims, damages, losses and liabilities to which the Partnership or any other Partner may be or become subject arising or resulting from the breach by such Partner of this Section.

          SECTION 7.06.  Fiduciary Relationship.  Each Partner acknowledges and
                         ----------------------
agrees that it now has and will continue to have during the Term of the Partnership a fiduciary relationship to the Partnership and to each other Partner. However, nothing herein shall be construed to mean that any Affiliate of a Partner has a fiduciary relationship to the Partnership or any Partner or Affiliate thereof.

          SECTION 7.07.  Renegotiation of Certain Terms. (a) Commencing June 1,
                         ------------------------------
2001, the Partners and their respective Guarantors shall engage in good faith negotiations to review and, if agreed, revise the Coating Fees payable to the Partnership by the Primary Purchasers and MSCWC under their respective Coating Agreements, the Operator's Fees payable to the Operator by the Partnership under the Operating Agreement and any operational matters necessary or advisable to achieve the Partnership's purposes, including, without limitation, matters responsive to any changes from July 1, 1998 in the effective cost of the services provided under the Operating Agreement and the Coating Agreements and any changes from July 1, 1998 in the efficiency or competitiveness of the EG Facility or the market for the products produced at the EG Facility. Any such revisions shall require agreement by all of the Partners and shall be effective commencing January 1, 2002.

     (b) If the Partners and their respective Guarantors cannot reach agreement with respect to one or more matters discussed pursuant to Section 7.07(a) by
                                                          ---------------
September 30, 2001, such matters shall be referred for resolution in accordance with the provisions of Section 14.01 (disregarding for this purpose the last
                       -------------
sentence thereof).

     (c) If one or more any matters referred for resolution pursuant to Section
                                                                        -------
7.07(b) is not resolved by October 31, 2001, all such matters shall be resolved
-------
conclusively as follows: On or before November 7, 2001, each Partner shall submit to an expert retained by the Partnership in accordance with the relevant provisions of Section 14.03 (and simultaneously to the other Partners) a
              -------------
proposal which shall be limited to (i) a schedule of such Partner's proposed revisions to the Coating Fees payable to the Partnership by the Primary Purchasers and MSCWC under their respective Coating Agreements and the Operating Fees payable to the Operator by the Partnership under the Operator's Agreement and (ii) position papers explaining and justifying such Partner's proposed pricing revisions (each Partner's submission, a "Proposal"). Under this Section
                                                                         -------
7.07(c), only pricing terms shall be subject to revision and, accordingly, no
-------
Partner shall submit a Proposal that, directly or indirectly, involves or would require, and the expert shall not consider, directly or indirectly, any revision to any provision or term of any Definitive Agreement other than those terms identified in clause (i) of this paragraph. The expert, acting in accordance with the relevant provisions of Section 14.03, shall choose the one Proposal in
                                -------------
its entirety that the expert judges to be most appropriate in light of, and consistent with, the provisions of Section 7.07(a). The expert's decision shall
                                   ---------------
be final and binding on the Partners, their respective Guarantors and Affiliates and on the Partnership and shall be deemed to resolve all matters referred to in
Section 7.07(b) that were not resolved pursuant to such paragraph; provided
---------------
that, notwithstanding

Section 14.03, the date for retroactive application of the expert's decision
-------------
shall be January 1, 2002.

     (d) Commencing June 1, 2001, Bethlehem, EGL Steel and MSCWC shall engage in good faith negotiations to review and, if agreed, revise the allocation of Production Time as between Bethlehem and MSCWC and any compensation for any such revision (but not affecting the allocation of Production Time to LTV Steel), taking into consideration changes from July 1, 1998 in the relative demand for Bethlehem's EG Products and MSC Laminates and Composites(R) products and non-automotive products. Any such revisions to the allocation of Production Time shall require the agreement of Bethlehem, EGL Steel and MSCWC and shall be effective commencing January 1, 2002. If Bethlehem, EGL Steel and MSCWC cannot reach agreement with respect to such matter by September 30, 2001, such matter shall be resolved, as between Bethlehem and EGL Steel and MSCWC, in accordance with the dispute resolution procedures set forth in Article XIV.

     (e) Once any revisions contemplated by this Section 7.07 are agreed upon
                                                 ------------
or resolved in accordance with this Section, the Partners and their respective Guarantors, as appropriate, shall amend the Definitive Agreements to reflect such revisions, effective in each case as of January 1, 2002.

     (f) No delay or failure in reaching any such agreements or resolutions contemplated by this Section 7.07 shall result in a termination of any of the
                     ------------
Definitive Agreements prior to December 31, 2004.


                                  ARTICLE VIII

                              Management Committee
                              --------------------

          SECTION 8.01.  Members.  The Management Committee shall consist of
                         -------
six persons, with two members being appointed by each Partner (the six members at the date hereof being named on Schedule I to this Partnership Agreement). Each Partner may remove or replace any member appointed by it, and may fill any vacancy created by the death, resignation or removal of any member appointed by it, upon notice to the Management Committee and all of the other Partners. Each Partner shall be entitled to name an alternate member to serve in the place of either of such Partner's members, should one such member not be able to attend a meeting or meetings. Each Partner shall bear the cost incurred by the members of the Management Committee who represent such Partner.

          SECTION 8.02.  Meetings.  The Management Committee shall meet at
                         --------
least three times during each Fiscal Year and at such times and locations as it shall determine. Meetings of the Management Committee may be called by any member upon written notice of the time and location of the meeting given to all other members of the Management Committee at least 10 days prior to such meeting. A quorum shall be present at a meeting if at least one member representing each of the Partners attends such meeting. The act by members representing Partners holding a majority of the Voting Interests of the Partnership shall be the act of the Management Committee. One vote may be cast collectively by all of the members representing each Partner with respect to each matter to be decided by the Management Committee. Any action may be taken by the Management Committee without a meeting if at least one member representing each Partner consents thereto in writing. The Management Committee may designate from among its members a Chairman to preside at the meetings of the Management Committee and at the meetings of the Partners. With the consent of the Management Committee, any Partner may invite experts and such other persons (at the expense of such Partner) to a meeting as it may deem proper.

          SECTION 8.03.  Authority.  Except as otherwise expressly provided in
                         ---------
this Partnership Agreement, the Management Committee may exercise all powers of the Partnership and may do all such lawful things and acts as are not by statute or by this Partnership Agreement directed or required to be exercised or done by the Partners. All decisions of the Management Committee shall be commercially reasonable and in furtherance of undertakings and the purposes of the Partnership as set forth in Article II.
                            ----------

          SECTION 8.04.  Responsibilities.  The Management Committee shall be
                         ----------------
responsible for:

          (a) the overall management of the business and affairs of the Partnership, except such portions thereof as are expressly delegated to MSCWC pursuant to the Operating Agreement or reserved to the Partners as provided herein;

          (b) assuring that Partnership policy and guidelines are being effectuated in a manner designed to achieve Partnership objectives;

          (c) making any distributions from the Partnership to the Partners;

          (d) assigning, transferring, pledging, compromising or releasing any of the claims of, or debts due to, the Partnership, except upon payment in full;

          (f) subject to Article XII, reviewing all capital expenditures
                         -----------
     proposed for the forthcoming Fiscal Year, establishing a budget for such expenditures, and approving expenditures proposed to be made in accordance with such budget; and

          (g) establishing guidelines for sales of coating services to outside parties, as contemplated by Section 10.04.
                                 -------------


                                   ARTICLE IX

                               Books and Records
                               -----------------

          SECTION 9.01.  Books of Account. The Operating Partner shall
                         ----------------
establish and at all times maintain full and complete books of account of the Partnership on an accrual basis in accordance with the generally accepted accounting principles used by MSC in its audited financial statements.

          SECTION 9.02.  Records.  The Operating Partner shall establish and
                         -------
maintain all records of the Partnership, including (but not by way of limitation) the minutes of all Partnership and Management Committee meetings.

          SECTION 9.03.  Partner's Accounts.  The Operating Partner shall
                         ------------------
establish and maintain for each Partner on the books of the Partnership, a Partner's Account which shall show the amount of cash capital contributions, any amounts credited to such Partner under Section 12.03 and the net fair market value of any property contributed to the Partnership in accordance with Section
                                                                        -------
4.02 by such Partner (or its predecessor in the case of a transferred Partner's
----
Interest). The Partner's Account of a Partner shall be increased by the amount of any net income (or items of gross income) allocated to such Partner in accordance with Section 11.01, and decreased by (i) the amount of any net loss
                -------------
(or items of loss or deduction) allocated to such Partner in accordance with
Section 11.01, (ii) the amount of any cash distributed to such partner and (iii)
-------------
the fair market value of any asset distributed in kind to such Partner (net of all liabilities secured by such asset that such Partner is considered to assume or take subject to under Section 752 of the Code). The Partner's Account of a Partner also shall be adjusted appropriately to reflect any other adjustment required pursuant to applicable Treasury Regulations.

          SECTION 9.04.  Location and Inspection of Books and Records.  The
                         --------------------------------------------
Partnership's books of account and records shall be kept at the executive offices of the Partnership in Walbridge, Ohio. Each Partner shall have the right to inspect or to have its authorized representatives inspect the books and records of the Partnership at any and all times upon reasonable notice and during reasonable business hours. In addition, each Partner shall have the right to have its authorized representatives or independent certified public accountant audit the accounts of the Partnership at such Partner's own expense, and, upon the request of any Partner, the independent certified public accountants of the Partnership shall consult with and make available its Partnership audit work papers to the authorized representatives or independent certified public accountant of such Partner.

          SECTION 9.05.  Financial Reports.  As promptly as practicable and not
                         -----------------
later than 20 days after the close of each Reporting Period during each Fiscal Year of the Partnership, the Operating Partner shall prepare and submit to each Partner a report showing the business and operations of the Partnership for such period and for the current Fiscal Year to date including (but not by way of limitation) such information concerning the Partnership as may be reasonably required by any Partner for state or Federal tax returns or other reports required by any governmental authority, copies of the following unaudited financial statements and appropriate explanatory comments:

          (a) a balance sheet of the Partnership as of the end of such Reporting Period;

          (b) a statement of profit and loss for such Reporting Period and Fiscal Year to date;

          (c) a statement of changes in financial position for such Reporting Period and Fiscal Year to date; and

          (d) a statement of changes in each Partner's Account for such Reporting Period and Fiscal Year to date.

          SECTION 9.06.  Annual Financial Reports.  As promptly as practicable
                         ------------------------
and not later than 60 days after the close of each Fiscal Year of the Partnership, the Operating Partner shall prepare and submit to each Partner a report showing the business and operations of the Partnership for such Fiscal Year. Such report shall be accompanied or preceded by financial statements as of the end of such Fiscal Year and the previous Fiscal Year, prepared on a consistent basis (except as disclosed therein) and audited by an independent certified public accountant approved by the Management Committee and at the expense of the Partnership, which financial statements shall include:

          (a) a balance sheet of the Partnership as of the end of each of such Fiscal Years;

          (b) a statement of profit and loss for each of such Fiscal Years;

          (c) a statement of changes in financial position for each of such Fiscal Years;

          (d) a statement of each Partner's Account and changes therein for each of such Fiscal Years;

          (e) notes required for a fair presentation in accordance with generally accepted accounting principles; and

          (f) an opinion of such accountant on the fairness of such financial statements.

          SECTION 9.07.  Tax Returns.  The Operating Partner shall be the "tax
                         -----------
matters partner" within the meaning of Section 6231(a)(7) of the Internal Revenue Code and shall be responsible for the preparation and filing of all Federal, state and local tax returns, information returns and reports, and other tax-related documents required to be filed by the Partnership. The taxable year of the Partnership shall be as specified in Section 706(b)(1)(B) of the Code. The Operating Partner shall provide to each other Partner for review and approval a complete copy of each Federal, state and local income tax return, information return or report and other tax-related document prepared for filing by the Partnership, including underlying information reasonably necessary for each Partner's state or federal income tax returns, at least 30 days prior to the date on which such return, report or document is required to be filed, taking into account all available extensions. No such return, report or document shall be filed without the prior agreement by a majority in interest of the Partners as to the proper treatment of all Partnership items, elections and other matters properly reflected on such return, report or document. As promptly as practicable, the Operating Partner shall deliver to each Partner a copy of each Federal, state or local income tax return, report or tax-related document filed by the Operating Partner on behalf of the Partnership. The Operating Partner shall give all other Partners immediate notice of any request to audit or otherwise examine any Partnership income tax return, report or document by any Federal, state or local tax authority. Each Partner shall have the right to participate with the Operating Partner in all audit and other administrative and judicial proceedings dealing with the examination of any such return, report or document, and the Partnership's position, response and actions in connection with all such proceedings shall be established only by prior approval of a majority in interest of the Partners. Nothing in this Agreement shall increase the responsibility of the Operating Partner for taxes or any related interest and penalties beyond that provided by applicable law.


                                   ARTICLE X

                                   Operations
                                   ----------

          SECTION 10.01.  Operation and Use of EG Facility. The Operating
                          --------------------------------
Partner shall have day-to-day management and operating control of the EG Facility and shall strive to minimize unused line time and to observe production and testing priorities, all as provided in the Definitive Agreements or otherwise authorized by the Management Committee. In performance of its obligations, the Operating Partner shall procure and maintain insurance with such coverages, in such amounts and with such companies as is reasonably satisfactory to the Partnership, and in connection therewith shall satisfy all of the requirements of Section 3.08(b) of the Operating Agreement. Throughout
                       ---------------
the Term of this Partnership, the EG Facility shall retain the ability to produce and apply Organic Coatings and, notwithstanding the foregoing, in order to develop new product opportunities, MSCWC shall be entitled to priority to Production Time equal to that of Bethlehem for *** Standard Tons in calendar year 2000 and *** Standard Tons in calendar year 2001 for the production of MSC Laminate and Composite(R) products or non-automotive products, with a preference toward using Organic Coatings over pure zinc or ZnNi coatings, all on the terms and conditions provided for in the MSCWC Coating Agreement. Sales to MSCWC pursuant to this Section 10.01 shall be treated as sales to outside parties for
     -------------
the purposes of the Make Whole Provision set forth in Section 10.04 of this
                                                      -------------
Partnership Agreement.

          SECTION 10.02.  Application of Funds.  (a)  Upon receipt of funds
                          --------------------
from the Partners, from borrowings, from sales of coating services or otherwise, the Operating Partner on behalf of the Partnership will make all Partnership disbursements required in connection with the operation of the EG Facility. The Operating Partner will account for all funds furnished to the Partnership, it being understood that all funds furnished to the Partnership by the Partners, all funds borrowed by the Partnership, all revenues of the Partnership and any assets acquired by the use of such funds shall be used solely for the purpose of carrying out the terms and provisions of this Partnership Agreement including (but not by way of limitation) the undertakings and purposes of the Partnership set forth in Article II and the agreements of the Partnership referred to in
             ----------
Article VI.
----------

          (b) The Operating Partner shall receive an Operator's Fee for all coating services rendered by it in its capacity as Operator in accordance with the Operating Agreement.

          SECTION 10.03.  Revenues.  The revenues of the Partnership will be
                          --------
generated from fees charged for the services associated with applying coatings to coiled sheet metal and related services. Prices charged by the Partnership for all services rendered by it shall be established in accordance with the Definitive Agreements or otherwise authorized by the Management Committee. Upon any extension of the Term of the Partnership pursuant to Section 5.02 hereof,
                                                         ------------
the Coating Agreements and Operating Agreement shall be amended, if appropriate, to reflect all changes in the Coating Fees and the Operator's Fee which all of the Partners agree shall take effect at such time.

          SECTION 10.04.  Coating Services for Outside Parties.  Whenever the
                          ------------------------------------
EG Facility is not being fully utilized by Firm Orders from the Primary Purchasers for EG Services and Other Services under Section 4.01 of the Coating
                                                    ------------
Agreements, the General Manager of the Operating Partner may cause the Partnership to sell electrogalvanizing, coating and related services to outside parties in accordance with guidelines established from time to time by the Management Committee. The Partnership's profit from sales to Ispat Inland up to the amount of the Inland Option Tons shall be allocated as provided in Section
                                                                       -------

11.03.  The Partnership's profit from sales to outside parties during the Term
-----
(including sales to Ispat Inland in excess of the Inland Option Tons) shall be allocated to the Partners in accordance with their respective Financial Interests and the Partnership's profit from sales to MSCWC under the MSCWC Coating Agreement shall be allocated fifty percent (50%) to EGL Steel and fifty percent (50%) to MSCWC; provided, however, in each case under this sentence,
                        --------  -------
that EGL Steel and LTV-W shall not be entitled to share in any such profits during any calendar year until the sum of:

          (a) the amount of profits retained by MSCWC from sales of electroplating services to outside parties during such year; and

          (b) *** for each ton on which MSCWC performs base slitting services, *** for each ton on which MSCWC performs critical inspection services, and *** each for each ton on which MSCWC applies VW-type packaging during such year; and

          (c) the amount of profits retained by the Partnership on production of MSC Laminates and Composites(R) products or non-automotive products pursuant to the MSCWC Coating Agreement during such year; and

          (d) the amount of profits retained by MSCWC for applying Organic Coatings to pure zinc or ZnNi products for LTV during such year; provided that solely for purposes of this clause (d), the amount
               --------
               of such profit on each Ton of such product shall be deemed to be *** of the Operator's Fees for such Organic Coatings determined in accordance with Section 5.01(v) of the Operating Agreement;

shall exceed *** per Standard Ton produced for any Primary Purchaser on a cumulative basis from January 1, 1999 (the "Make Whole Provision"). The Management Committee shall prescribe guidelines for the terms, including pricing, under which the Partnership will conduct coating services for outside parties (other than sales of the Inland Option Tons to Ispat Inland governed by the Inland Tolling Agreement and sales to MSCWC governed by the MSCWC Coating Agreement). MSCWC's Operator's Fees for (a) electroplating pure zinc and ZnNi for outside parties (other than with respect to such sales to Ispat Inland or MSCWC) shall be as set forth in Section 5.04 of the Operating Agreement. For
                                ------------
purposes of
clause (c) of this Section 10.04, the Partnership's "profits" on production of
                   -------------
MSC Laminates and Composites(R) products or non-automotive products during the Term shall refer to the difference between the Coating Fee applicable to such sales as provided in Article V of the MSCWC Coating Agreement and the Operator's Fee applicable to such sales as provided in Article V of the Operating Agreement.

          SECTION 10.05.  Service Nature of Business.  Unless otherwise agreed
                          --------------------------
by all Partners, all production operations of the Partnership at the EG Facility shall be on a "toll coating" basis, and the Partnership shall not take title to any metal substrate being processed at any time.

          SECTION 10.06.  Provision of Services and Facilities by Partners.
                          ------------------------------------------------
The Partnership shall have no employees. The Partnership anticipates that each Partner will, from time to time, provide the Partnership with such facilities and services as may be necessary to assist with the internal management of the Partnership (including those specifically set forth in this Partnership Agreement) and that, except as provided in the Operating Agreement or otherwise agreed by all Partners, no Partner, no Partner's respective employees, and no Partner's representatives shall be entitled to compensation from the Partnership for the furnishing of such facilities and services.

          SECTION 10.07.  Licenses/Intellectual Property.  The Partnership
                          ------------------------------
shall have the benefit of Section 4.04 of the Parent Agreement relating to
                          ------------
certain rights to Intellectual Property of MSCWC.

          SECTION 10.08.  Casualty Loss.  (a)  In the event that the EG
                          -------------
Facility is subjected to a Major Loss, the Partnership may authorize and empower one or more Partners, on behalf and in the name and at the sole expense of the Partnership to appear in any proceeding or action, to negotiate, prosecute and adjust any claim for any award, compensation or insurance payment on account of any such Major Loss and to collect any such award, compensation or insurance payment. Except as provided in clause (b) below, amounts paid in connection with any such Major Loss shall be applied as provided in the Operating Agreement.

          (b) If a Major Loss shall affect all or a substantial portion of the EG Facility, and shall render the EG Facility unsuitable for restoration for continued use as contemplated by this Agreement, the Partners shall consider whether dissolution prior to the end of the Term of the Partnership is advisable.

          SECTION 10.09.  Extended Shutdown.  MSCWC, EGL and LTV-W will share
                          -----------------
the actual extended shutdown expense (i.e., for extraordinary maintenance and repairs) in accordance with their respective Financial Interests. MSCWC will provide a reasonable estimate of the extended shutdown requirements, time schedule and costs 30 days in advance of the shutdown for review and approval by EGL and LTV-W, which approval shall not be unreasonably withheld or delayed. Each of EGL and LTV-W will have ten days to respond to MSCWC's estimate or approval will be deemed granted. Any significant modifications to the approved estimate will be discussed as soon as reasonably practicable with personnel of EGL and LTV-W, and approval of such modifications shall not be unreasonably withheld or delayed.

          SECTION 10.10.  Sublease.  The Partnership's obligation to pay rent
                          --------
under the Sublease during the Term shall continue to be a pass through to Bethlehem, LTV Steel and, after December 31, 1999, MSCWC of the lease cost under the MSCPFM Lease between MSCPFM and Corporate Property Associates/Corporate Property Associates 2 ("CPA/CPA2"), all as provided in Section 5.02 of the
                                                       ------------
Coating Agreements. MSCPFM and the Partnership have previously executed a letter agreement to extend the Sublease for the period from January 1, 1999 through December 31, 2001, a copy of which has been delivered to CPA/CPA2, and the Partnership shall timely enter into a second letter agreement with MSCPFM to extend the Sublease pursuant to its terms for the period from January 1, 2002 to December 31, 2004, a copy of which shall be delivered to CPA/CPA2.


                                   ARTICLE XI

                               Profits and Losses
                               ------------------

          SECTION 11.01.  Allocations.  For Partner's Account purposes the
                          -----------
Partnership's net profits or loss for each Fiscal Year shall be equal to its taxable income or loss for such Fiscal Year, determined in accordance with
Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

          (a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing profits or loss shall be added to such taxable income or loss;

          (b) any expenditures described in Section 705(a)(2)(B) of the Code not otherwise taken into account in computing profit or loss shall be subtracted from such taxable income or loss;

          (c) in the event the book value of any Partnership property is adjusted pursuant to Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations or other pertinent sections of such Treasury Regulations, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property for purposes of computing profit and loss (but not for purposes of computing taxable income or loss);

          (d) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deductions with reference to the book value of Partnership property (if different from its adjusted tax basis) pursuant to Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations for such fiscal year; and

          (e) gain or loss resulting from any disposition of property shall be computed by reference to the book value of the property disposed of, notwithstanding that the adjusted tax basis of such property may differ from its book value.

Except as provided in the Definitive Agreements, the Purchase Agreement or otherwise authorized by the Management Committee (which provisions or authorizations shall govern the allocations of such items for both financial accounting and tax purposes), for Partner's Account purposes: all net profits from all business conducted by the Partnership (without regard to the source from which they are derived), all losses suffered or incurred by the Partnership and all items of income and expense, gain or loss and deduction and credit, shall be allocated to each of the Partners and reflected in their respective Partner's Accounts in the same proportions as their Financial Interests, provided, however, that all such allocations shall be in accordance with Section
--------  -------
704 of the Code and the Treasury Regulations thereunder. Federal income tax items relating to any property contributed to the Partnership or revalued by the Partnership in a manner analogous to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) shall be allocated among the Partners in accordance with Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to take into account the difference between the fair market value and the tax basis of such property as of the date of its revaluation. Except as otherwise provided herein with respect to any asset the adjusted tax basis of which differs from its book value, all allocations for income tax purposes shall be made in a manner consistent with the allocations made for Partner's Account purposes. Unless otherwise required by the Code or applicable regulations thereunder, any adjustment to the basis for Partnership properties that results from the application of an election under Section 754 of the Code and is applicable only to the transferee of an interest in the Partnership (a "special basis adjustment") and any adjustment to such transferee's share of the Partnership's income, gain, deduction, loss or credit that results from such special basis adjustment shall be made solely by such transferee.

          SECTION 11.02.  Distributions.  Distributions of all profits of the
                          -------------
Partnership, if any, shall be made in proportion to the Partners' respective Financial Interests not less frequently than annually, at such times and in such amounts as shall be approved by the Management Committee pursuant to Section
                                                                     -------
8.04 hereof; provided, however, that any profits from sales to outside parties
----         --------  -------
shall be distributed in accordance with Section 10.04 of this Agreement.
                                        -------------

          SECTION 11.03.  Inland Tolling Agreement.  For purposes of this
                          ------------------------
Agreement, production for Ispat Inland up to the amount of the Inland Option Tons specified in Section 3.2 of the Inland Tolling Agreement (which shall
                  -----------
include rights to use of the slitter in proportion to Inland's rights thereunder to Production Time) shall be considered as production for EGL Steel rather than as production for outside parties, except as otherwise provided herein. The difference between the per Ton price the Partnership is entitled to charge Ispat Inland pursuant to the Inland Tolling Agreement (*** per Standard Ton for the period January 1, 1999 through December 31, 1999 and *** per Standard Ton for the period January 1, 2000 through December 31, 2001, subject to adjustment pursuant to Section 4.2 of the Inland Tolling Agreement) and the Operator's Fee
            -----------
payable to MSCWC (*** per Standard Ton for the period January 1, 1999 through December 31, 2001, subject to adjustment only for changes in the cost of zinc and electricity since July 1, 1998 under the same procedure provided for Ispat Inland pursuant to the Inland Tolling Agreement) shall be credited to EGL Steel. To the extent Ispat Inland utilizes the EG Facility pursuant to Section 3.3 of
                                                                -----------
the Inland Tolling Agreement for production in excess of the Inland Option Tons, such excess will be treated as production for outside parties as provided in
Section 10.04 of this Agreement.  The
-------------

Partnership shall invoice Ispat Inland for the Inland Option Tons and, upon payment of such invoice, shall credit EGL Steel with the difference described above. Any slitting revenue received from Ispat Inland shall be for MSCWC's account. Any cancellation charge paid by Ispat Inland shall be for EGL Steel's account. The Partnership shall invoice Ispat Inland for slitting charges and cancellation charges and credit MSCWC's account or credit EGL Steel's account as appropriate. The credit risk for the Inland Option Tons shall not be borne by the Partnership, but rather by MSCWC (for slitting revenue owed) or by EGL Steel (for coating revenue on the Inland Option Tons and cancellation charges). With respect to production for Ispat Inland in excess of the Inland Option Tons and production for other outside party accounts, the Partnership shall bear the credit risk.

          SECTION 11.04.  Certain Cost Reductions.  The Partners agree to
                          -----------------------
pursue (through jointly established teams) cost reductions in the areas of purchasing and logistics. The benefits of any cost reductions achieved will be divided among the Partners in accordance with their respective Financial Interests; provided, however, that any cost reductions realized due to LTV-W's
           --------  -------
entering into the Partnership shall be shared by MSCWC receiving *** of the savings, EGL Steel receiving *** of the savings and LTV-W receiving *** of the savings.


                                  ARTICLE XII

                             Capital Expenditures
                             --------------------

          SECTION 12.01.  Proposals.  Any Partner or Partners may propose that
                          ---------
the Partnership make capital expenditures on the EG Facility by submitting a proposal to the Management Committee for review and approval at its next meeting and, in the case of its last meeting of each Fiscal Year, for inclusion in the budget for capital expenditures for the following Fiscal Year.

          SECTION 12.02.  Expenditures to Be Paid for by Partnership.  Capital
                          ------------------------------------------
expenditures on the EG Facility shall be paid for by all of the Partners in amounts proportionate to their respective Financial Interests if (a) the total cost of the proposed capital expenditure or series of related expenditures is less than *** and the proposal receives Management Committee approval or (b) the total cost of the proposed capital expenditure equals or exceeds *** and the proposal is approved by members of the Management Committee representing all of the Partners; provided,
              --------
however, that as long as the Partnership's current capital budget has been
-------
approved by the Management Committee, the Operating Partner shall be authorized to make capital expenditures in amounts up to *** within such budget. No provision shall be made for capital recovery by any Partner of any capital expenditure (other than the inherent benefits which result from the capital expenditure); provided, however, that (a) special capital recovery provisions
              --------  -------
for each capital expenditure in excess of *** shall be negotiated by the Partners and (b) the sharing by the Partners of any savings resulting from extraordinary capital expenditures shall be negotiated at the time that the capital expenditure is approved.

          SECTION 12.03.  Expenditures To Be Paid by Partners.  If any proposed
                          -----------------------------------
capital expenditure on the EG Facility does not receive approval of the Management Committee or of all of the Partners, as the case may be, in accordance with Section 12.02, then the Partner or Partners proposing such
                -------------
expenditure may provide notice to all of the other Partners of its or their intent to make the capital expenditure at its or their own expense. Unless one or more of the other Partners, within 30 days of such notice, establishes to the reasonable satisfaction of the Management Committee that the proposed capital expenditure will impair the residual value of the EG Facility or the capability of the EG Facility for its intended purposes, then the Partner or Partners submitting the proposal may proceed to make the capital expenditure at its or their own expense. Each capital expenditure pursuant to this Section 12.03,
                                                              -------------
however, shall be considered to be a contribution to the Partnership's capital by all Partners and shall be credited to the Partner's Accounts of all Partners, in each case in accordance with their respective Financial Interests, and the assets acquired thereby shall be owned by the Partnership.


                                  ARTICLE XIII

                       Transfers of Partnership Interests
                       ----------------------------------

          SECTION 13.01.  General Limitations on Transfers.  No Partner shall,
                          --------------------------------
except in accordance with all terms and conditions of this Article XIII or upon
                                                           ------------
agreement of all of the Partners, withdraw from this Partnership or mortgage, pledge, sell, assign, transfer, hypothecate or otherwise encumber, transfer, dispose or permit to be encumbered, transferred or disposed in any manner or by any means whatever, whether voluntarily or by operation of law, all or any part of its Partner's Interest unless and until it has sold or otherwise disposed of all of its Partner's Interest in accordance with Section 13.02 and
                                                             -------------
then only if the successor in ownership of the beneficial interest in such Partner's Interest shall assume and agree in writing to carry out all of such Partner's obligations associated with the various agreements related to such Partner's Interest. In the event that a transfer by a Partner of all or part of its Partnership Interest would cause a termination of the Partnership under
Section 708 of the Code, the Partners agree to cooperate to the extent reasonably practicable (including making one or more reasonable amendments to this Partnership Agreement) to avoid or reduce any adverse tax consequences to the Partnership and the remaining Partners as a result of such transfer.

          SECTION 13.02.  Permissible Transfers.  A Partner may sell, transfer
                          ---------------------
or assign its Partner's Interest:

          (a) to any other Partner (other than the Operating Partner) or any Affiliate thereof; or

          (b) in connection with any merger, consolidation, liquidation or reorganization to which such Partner is a party or to any purchaser of all or substantially all of the assets and business of such Partner; provided,
                                                                      --------
     however, that all of the Partners agree in writing, which agreement shall
     -------
     not be unreasonably withheld, that the purchaser, transferee, assignee or surviving or resulting corporation, as the case may be, has the financial and managerial capability of satisfying all obligations to be assumed by it and is not then actively engaged in any line of business as would impair the ability of the Partnership to achieve its purposes.

          SECTION 13.03.  Right of First Refusal.  No sale, transfer or
                          ----------------------
assignment of any Partner's Interest, whether or not in accordance with this
Article XIII, shall terminate the Partnership; provided, however, that
------------                                   --------  -------

          (a) if any Partner receives a good faith offer to purchase its Partner's Interest, which it decides to accept;

          (b) if any Partner makes an assignment for the benefit of creditors or applies for the appointment of a trustee, liquidator or receiver of any substantial part of its assets or commences any proceeding relating to itself under any bankruptcy, reorganization, arrangement or similar law;

          (c) if any such application is filed or proceeding commenced against any Partner and such Partner indicates its consent thereto, or an order is entered appointing any such trustee, liquidator or receiver or approving a petition in any such proceeding and such order remains in effect for more than 60 days;

          (d) if any sale or other transfer of any interest (whether whole or partial) in the Partnership, whether made directly or by operation of law or by virtue of the enforcement of any pledge or encumbrance thereon, is made contrary to the provisions hereof;

          (e) if any transferee under Section 13.01 hereof shall fail promptly
                                      -------------
     to assume and agree to be bound by the provisions of this Partnership Agreement and all of the agreements related to such Partner's Interest, and to become a Partner for all purposes hereunder;

          (f) if any Partner or transferee under Section 13.01 hereof shall
                                                 -------------
     institute any proceeding in a court of competent jurisdiction for sale or partition; or

          (g) if any event occurs which could result in a change in Control of the Operating Partner, such that the Operating Partner would thereafter be Controlled By or Under Common Control With any foreign or domestic integrated steel producer, any automotive assembler, any current or anticipated purchaser of more than 5,000 Tons per year of cold rolled steel in the United States or any Affiliate of any of the foregoing;

then, in any such event, any other Partner (or, if more than one Partner desires to purchase, such Partners pro rata in accordance with their respective Financial Interests or as they may otherwise decide) shall have the first right to purchase the entire Partner's Interest in question. This right of first refusal shall be and remain exercisable for a period of 60 days after all Partners actually acquire knowledge of the occurrence of the event.

          Any Partner or Partners who are granted, by this Section 13.03, a
                                                           -------------
right of first refusal to purchase the Partner's Interest of another Partner shall exercise such right by providing written notice to the Partnership and to all other Partners within 60 days after all Partners actually acquire knowledge of the event giving rise to such right. The purchase of such Partner's Interest shall be consummated within 60 days after the completion of the appraisal proceedings specified in Section 13.05 by (i) execution and delivery by the
                         -------------
selling Partner of such instruments of transfer, assignment and conveyance as may reasonably be requested by the purchaser(s) and (ii) payment by the purchaser(s) of the full applicable purchase price, in cash by bank wire transfer or by certified or cashier's check at the closing of the purchase, to the Partner selling its Partner's Interest and (iii) delivery to the Partner selling its Partner's Interest of an indemnity agreement of the purchaser(s) reasonably satisfactory to such Partner with respect to the Partnership liabilities taken into account in determining such price and an assumption agreement of the purchaser(s) reasonably satisfactory to such Partner with respect to such Partner's obligations under the Definitive Agreements. Notwithstanding the foregoing, if the consummation of such purchase shall be subject to the review or approval of any court, such period of 60 days shall be extended until the expiration of 10 days after the completion of such court proceedings.

          The price for such Partner's Interest shall be the Net Fair Market Value thereof in cash or, in the case of a good faith offer to purchase, the same price and the same terms and conditions as are contained in such offer. If the right of first refusal expires unexercised, then such Partner's Interest may be transferred in accordance with Sections 13.01 and 13.02 hereof; provided,
                                  --------------     -----         --------
however, that if such transfer does not occur within 90 days of expiration of
-------
the right of first refusal and pursuant to the event which gave rise to such right of first refusal, then the right of first refusal shall again apply as aforesaid; provided, further, that if such transfer does not comply with Section
           --------  -------                                             -------
13.01 or is in violation of Section 13.02, or if the failure of the transferee
-----                       -------------
described in Section 13.03(e) continues, then neither the Partnership nor the
             ----------------
remaining Partners shall be required to recognize the transferee of such interest as a Partner, and the sole right of any such transferee shall be to receive from the Partnership any distributions to which the assignor of such interest would have been entitled but for such sale or transfer, and to bear the proportionate part of any expenses and liabilities which the assignor of such interest would have been required to bear but for such sale or transfer and for the purpose of any act or consent of the Partnership or the Partners following such sale or transfer, the remaining Partners shall be deemed to be all of the Partners and to hold 100% of the Voting Interests in the Partnership equally between them.

          SECTION 13.04.  Survival of Restrictions.  The restrictions on
                          ------------------------
transfer and the right of first refusal contained in this Article XIII shall
                                                          ------------
survive any termination of this Partnership Agreement, and shall continue to be binding on each of the Partners and their respective successors and assigns until such time as the Partnership shall be wound up and liquidated in accordance with Article XV.
                ----------

          SECTION 13.05.  Appraisals.  Whenever under this Article XIII the Net
                          ----------                       ------------
Fair Market Value of any Partner's Interest is to be determined by appraisal, such appraisal shall be made promptly by a board of two appraisers, each of whom is a reputable expert in appraisal of the assets, business or interest being appraised. The Partner or Partners exercising the right of first refusal and the Partner whose Partner's Interest is subject to the exercised right of first refusal shall each be entitled to appoint one appraiser to the appraisal board and shall pay the cost of its own appraiser.

          SECTION 13.06.  Controlling Interests in Partners.  In the case of
                          ---------------------------------
any Partner a majority of the voting stock of which is owned by another person directly, indirectly or through Affiliates, any sale or other disposition of, or encumbrance upon, such majority of voting stock shall be deemed, for purposes of this Article XIII, to be a sale or disposition of, or an encumbrance upon, the
     ------------
Partner's Interest of such Partner.

          SECTION 13.07.  Excluded Transactions.  Notwithstanding the
                          ---------------------
foregoing, the restrictions of this Article XIII (including but not limited to
                                    ------------
Sections 13.03(g) and 13.06) shall not apply to any bona fide public offering of
-----------------     -----
the capital stock of MSC (the purposes of which do not include any evasion of the restrictions of Article XIII of this Agreement) or any trading of such stock
                    ------------
in the public market, including but not limited to any tender offer.

                                  ARTICLE XIV

                              Dispute Resolution
                              ------------------

          SECTION 14.01.  Executive Review.  Any dispute, controversy or
                          ----------------
difference among EGL Steel, LTV-W, MSCWC or any of their respective Affiliates relating to the Partnership or its business which cannot be settled by mutual agreement at the Management Committee level shall be submitted to *** (or their respective successors) within thirty (30) days of deadlock as declared by any member of the Management Committee. Each such dispute, controversy or difference shall be described in position papers prepared by each Partner involved and submitted to Messrs. *** who shall then meet and use their best efforts to resolve the same. Should any dispute, controversy or difference not be resolved as above provided within thirty (30) days of submission to Messrs. *** (or their respective successors) (unless this time period shall be extended by unanimous consent of such persons), the dispute, controversy or difference shall be resolved as otherwise provided in this Article XIV.
                                                -----------

          SECTION 14.02.  Redetermination of Decisions.  In the event that any
                          ----------------------------
Partner objects at the time to any decision of the Management Committee or of the Partners or any other dispute, controversy or difference is not resolved pursuant to Section 14.01 hereof, then such Partner may elect to require such
            -------------
matter to be reviewed in accordance with Section 14.03  The expert retained by
                                         -------------
the Partnership to review the matter will be required to render his opinion as to whether the challenged matter is commercially reasonable in furtherance of the purposes set forth in Article II hereof or in the Operating Agreement. The
                          ----------
Partnership and all of the Partners shall abide by the conclusion of the expert, which shall be final and binding upon them. If the matter being reviewed relates to termination of the Operating Agreement, the expert shall be required to render his opinion within 45 days of being retained by the Partnership. If the expert concludes that the making of a capital expenditure (which was not approved by the Partners or the Management Committee, as the case may be) is commercially reasonable in furtherance of the purposes set forth in Article II
                                                                    ----------
hereof or in the Operating Agreement, then the capital expenditure shall be made and paid for by all of the Partners in amounts proportionate to their respective Financial Interests. In the event that any such capital expenditure changes the cost of operating the EG Facility, the Operating Agreement and the Coating Agreements shall be amended to change the Operator's Fee and the Coating Fees so that the effect of the changed cost will be shared by the Partners in proportion to their respective Financial Interests.

          SECTION 14.03.  Procedure for Dispute Resolution.  To initiate the
                          --------------------------------
dispute resolution procedure, the Partner seeking review of a matter must provide to every other Partner, within 30 days after the expiration of the period of executive review provided for in Section 14.01 hereof, a written
                                           -------------
notice stating its intention to seek review pursuant to this Article XIV, the
                                                             -----------
matter(s) which it seeks to have reviewed, its position with respect to such matter(s), the resolution which it will seek and the name of an impartial expert (who is a recognized expert in the general field of business or profession to which the matter(s) relate) who it proposes to have review the matter(s).
Within 10 business days thereafter, each other Partner shall notify the Partner seeking review either of its acceptance of the proposed expert or of another impartial expert who is so recognized and who it proposes to have review the matter(s). In the event that agreement is not reached among all of the Partners, within 10 additional business days, on the expert to review the matter(s), then the experts proposed by the Partners shall promptly choose another impartial expert who is so recognized to perform the review. In the event that the experts proposed by the Partners do not unanimously choose a third expert within 5 additional business days, then the expert to decide the matter(s) shall be selected by the American Arbitration Association. The Partnership shall then retain such expert to review the matter(s) being challenged and shall agree to pay such expert's fees and reasonable expenses. The expert shall review this Partnership Agreement and the other Definitive Agreements and review and hear such written and oral evidence as he shall, in his sole discretion, deem necessary in order to render a commercially reasonable decision in accordance with such agreements with respect to each matter; provided that each Partner shall have an opportunity to present information
--------
relating to its view of the matter in dispute in reasonable detail; and provided, further, that the expert shall, in any event, render his decision in
--------  -------
writing no later than 60 days after he is retained hereunder. Unless otherwise determined by mutual agreement of the Partners, the site of the proceedings hereunder shall be Chicago, Illinois. The decision rendered by the expert shall be final and binding on the Partners and shall be retroactively applied (to the fullest extent possible) to the date on which the matter was submitted for executive review pursuant to Section 14.01 hereof. Judgment upon any award rendered by the expert may be entered in any court having jurisdiction thereof.

          SECTION 14.04.  Consent to Jurisdiction; Service of Process.  The
                          -------------------------------------------
Partners, acting for the Partnership, themselves and for their respective successors and assigns, hereby expressly and irrevocably consent to and subject themselves to the jurisdiction of the courts of the State of Illinois located in Cook County, Illinois, and/or the United States District Court for the Northern District of Illinois, Eastern Division, for the enforcement of any award under this Article XIV or any other litigation which may arise under the Partnership
     -----------
Agreement or any of the other Definitive Agreements. Each of the Partners waives personal service of any and all process upon it and consents that all service of process be made by registered mail directed to it at its address indicated in Section 17.05. Each of the Partners waives any objection based on
             -------------
forum non conveniens or any objection to venue of any such action instituted hereunder.


                                  ARTICLE XV

                                  Dissolution
                                  -----------

          SECTION 15.01.  Events Causing Dissolution.  Except as required by
                          --------------------------
applicable law to the contrary, dissolution of the Partnership may not occur for any reason (including, but not by way of limitation, any express will of any Partner, any attempted withdrawal of any Partner or any transfer of a Partner's Interest and admission of a new partner to the Partnership) other than (a) at the end of the Term of the Partnership or any alteration thereof in accordance with Section 5.02, or (b) upon the written agreement of all Partners.
     ------------

          SECTION 15.02.  Liquidation and Winding Up.  In the event that the
                          --------------------------
Partnership is dissolved, the Partnership shall be wound up and liquidated in accordance with applicable law and the following provisions:

          (a) The EG Facility shall be liquidated by offering it (or such interest as the Partnership may have in it) for sale to the Partners on the terms and in the sequence set forth below, any of which rights of Partners shall be exercised in accordance with Section 15.03:
                                           -------------

               (i) the Operating Partner shall have the first option to purchase the EG Facility (or the Partnership's interest in it) at its then Net Fair Market Value, except that no such option shall apply if the Partnership's dissolution is the result of a termination of the Operating Agreement pursuant to Section 8.01 thereof;
                                          ------------

               (ii) each of EGL Steel and LTV-W shall have an independent and separate second option to purchase the EG Facility (or the Partnership's interest in it) at its then Net Fair Market Value or, if both of them desire to purchase it, the higher of its then Net Fair Market Value or the highest price bid by either of them; or

               (iii) if none of the Partners exercises an option to purchase the EG Facility, it shall be sold to the independent third party that offers the highest price therefor.

          (b) Any price for the EG Facility which does not consist entirely of cash payable at the closing shall be valued as all Partners shall agree or, in the absence of such agreement, by appraisal proceedings in accordance with Section 15.04 hereof.
          -------------

          (c) All other assets of the Partnership shall be liquidated. Each Partner shall pay to the Partnership all amounts owing by it to the Partnership, together with any amount of contributions necessary for the payment of all liabilities of the Partnership in an amount which is proportionate to such Partner's Financial Interest.

          (d) An independent certified public accountant of recognized standing, approved by all of the Partners, shall make a complete and final audit of the books, records and accounts of the Partnership at the Partnership's expense and all final adjustments between the Partners shall be made on the basis of such certified audit.

          (e) The assets of the Partnership together with contributions received pursuant to the preceding paragraphs (a) and (c) shall be applied in the following order:

               (i) first, to the payment of creditors of the Partnership, excluding Partners and their Affiliates as creditors;

               (ii) second, to the payment to Partners (and their Affiliates) of amounts owing to them for loans or other extensions of credit to the Partnership or upon contracts with the Partnership or upon open account;

               (iii) third, to distributions to the Partners in proportion to their respective Partner's Accounts up to the aggregate amounts thereof; and

               (iv) fourth, to distributions to the Partners in proportion to their respective Financial Interests.

          (f)  Distribution to the Partners pursuant to subclauses (iii) and
     (iv) of the preceding paragraph (e) shall be made in such manner that each Partner will receive an amount of the assets available for such distribution which is proportionate to the Partner's Account or Financial Interest, as the case may be, of such Partner; that is to say, each Partner shall receive,

               (i) an undivided interest, corresponding to its Partner's Account or Financial Interest, as the case may be, in all interests in real estate and leaseholds and other indivisible properties; and

               (ii) as nearly as may be, an amount proportionate to its Partner's Account or Financial Interest, as the case may be, in cash and other divisible assets.

          (g) All of the Partners, acting by unanimous vote, shall jointly exercise the authority to wind up the Partnership affairs and supervise its liquidation.

               SECTION 15.03.  Exercise of Right or Option to Purchase.  The
                               ---------------------------------------
determination of the Net Fair Market Value of the EG Facility (or the Partnership's interest in it) shall be made in accordance with Section 15.04
                                                               -------------
hereof promptly after dissolution of the Partnership. Any Partner or Partners who are granted, by this Article XV, a right or option to purchase the EG
                         ----------
Facility (or the Partnership's interest in it) shall exercise such right or option by providing notice to the Partnership and to all other Partners within 60 days after such Net Fair Market Value has been determined. The purchase of such assets shall be consummated within 60 days after the date of such notice by the execution and delivery by the Partnership of such instruments of transfer, assignment and conveyance as may reasonably be requested by the purchaser(s), by the payment by the purchaser(s) of the full, applicable purchase price, and by delivery to the Partnership of an indemnity agreement of the purchaser(s)' Guarantor(s) reasonably satisfactory to all Partners with respect to the Partnership liabilities taken into account in determining such price.

          SECTION 15.04.  Appraisals.  Whenever under this Article XV (a) the
                          ----------                       ----------
Net Fair Market Value of the EG Facility (or the Partnership's interest in the EG Facility) or the value of any price therefor or (b) the Appraised Partnership Interest Dissolution Value of any Partner's interest in the Partnership is to be determined by appraisal, such appraisal shall be made promptly by a board of appraisers, each of whom is a reputable expert in appraisal of the assets, business or interest being appraised. Each Partner shall be entitled to appoint one appraiser to the appraisal board and shall pay the cost of its own appraiser.

          SECTION 15.05.  Provision for Inland Tolling Agreement.
                          --------------------------------------
Notwithstanding the foregoing provisions of this Article XV, in the event the
                                                 ----------
Partnership is dissolved in accordance with Section 15.01 hereof, the Partners
                                            -------------
shall negotiate in good faith appropriate amendments to this Article XV to the
                                                             ----------
extent necessary to ensure (i) that the operations of the EG Facility will continue without interruption while the procedures provided for in this Article
                                                                        -------
XV are carried out, and (ii) that the Partnership's commitments to Ispat Inland
--
under the Inland Tolling Agreement will be performed or otherwise satisfied.

          SECTION 15.06.  Options To Purchase Partnership Interests.
                          -----------------------------------------
Notwithstanding the foregoing, if any Partner shall give a Termination Notice to the other Partners in accordance with Section 5.01 hereof, the Partners shall
                                      ------------
promptly appoint a board of appraisers in accordance with Section 15.04 hereof
                                                          -------------
to estimate the amount which each Partner would receive if the Partnership were to sell the EG Facility (or the Partnership's interest in it) at its then Net Fair Market Value promptly after the December 31 immediately following delivery of such Termination Notice and the Partnership were to thereafter be wound up and liquidated in accordance with Section 15.02 hereof (the "Appraised
                                  -------------
Partnership Interest Dissolution Value"). Such board of appraisers shall be instructed to render their report to all Partners no later than the September 30 immediately after delivery of the Termination Notice, and upon the Partners' receipt of such report, the following provisions shall apply:

               (i) the Operating Partner shall have the first option to purchase all (but not less than all) of the Partner's Interest of both other Partners for cash in an amount equal to the Appraised Partnership Interest Dissolution Value of the respective Partner's Interests, such option to be exercised by giving written notice to the other Partners within thirty (30) days after receipt of the appraisers' report (the "First Option Period");

               (ii) if the Operating Partner does not exercise such option prior to the expiration of the First Option Period, each of EGL Steel and LTV-W shall have an independent and separate second option to purchase all (but not less than all) of the Partner's Interest of both other Partners for cash in an amount equal to the Appraised Partnership Interest Dissolution Value of the respective Partner's Interests, such option to be exercised by giving written notice to the other Partners within thirty (30) days after the end of the First Option Period (the "Second Option Period"); and

               (iii) notwithstanding the foregoing, if both EGL Steel and LTV-W give the exercise notice contemplated by the immediately preceding clause (ii), the option provided for in such clause (ii) shall be deemed to be exercised by whichever of them shall submit to the other Partners, during the ten (10) days immediately following the Second Option Period, an irrevocable written offer to purchase all (but not less than all) of the Partner's Interest of both other Partners at the highest price per percentage of Financial Interest (in excess of the Appraised Partnership Interest Dissolution Value thereof).

The purchase of such Partner's Interests shall be consummated as of the business day immediately preceding the date that the Partnership would terminate under
Section 5.01 hereof as a result of the delivery of the Termination Notice.  Any
------------
such purchase shall be effected by (i)
execution and delivery by the selling Partners of such instruments of transfer, assignment and conveyance as may reasonably be requested by the purchaser, (ii) payment by the purchaser to the selling Partners of the full Appraised Partnership Interest Dissolution Value (or, in the case of clause (iii) of this
Section 15.06, the highest price offered by EGL Steel or LTV-W), in cash by bank
-------------
wire transfers or by certified or cashier's checks at the closing of the purchase and (iii) delivery to each selling Partner of an indemnity agreement of the purchaser's Guarantor reasonably satisfactory to such selling Partner with respect to the Partnership liabilities taken into account in determining such price and an assumption agreement of the purchaser's Guarantor reasonably satisfactory to such selling Partner with respect to any remaining obligations of such selling Partner under the Definitive Agreements. Effective as of the closing of such purchase, the previously delivered Termination Notice shall be deemed to be withdrawn, but the selling Partners shall not thereafter be general partners of the Partnership and the Coating Agreements and the Operating Agreement shall be deemed to be terminated.

                                  ARTICLE XVI

                                Confidentiality
                                ---------------

          Each Partner shall keep strictly confidential and not disclose (and cause its Guarantor to keep confidential and not disclose) to any outside party (other than its Guarantor or an Affiliate of the Partner), or use in the business of such Partner (or its Guarantor) to the detriment of the disclosing Partner or the Partnership, any information relating to the Partnership and the operation of the EG Facility disclosed to such Partner or the Partnership by any other Partner, the business of the Partnership and the particulars thereof, or any other information set forth in written agreements or documents concerning the Partnership or the EG Facility, in each case which expressly states the confidential nature of the information set forth therein, except for:

          (a) information as to which the disclosing Partner gives prior written consent to disclose;

          (b) information which is or becomes otherwise known to the receiving Partner or publicly available, without breach of any obligation of secrecy to the disclosing Partner;

          (c) information which is inadvertently disclosed notwithstanding the receiving Partner's exercise of the same degree of care as is used in protecting the receiving Partners' own confidential information;

          (d) information used or disclosed in order to comply with applicable law, including applicable securities laws;

          (e) information used or disclosed after five years from the date of initial disclosure to the receiving Partner, or such later date as is provided in a written agreement between the Partners; or

          (f) information required to be disclosed to the lenders or independent certified public accountants of the receiving Partner or its Affiliates or to securities rating agencies.

Any instruments, agreements or other documents which the disclosing Partner or the Partnership desires to remain confidential pursuant to this Article XVI
                                                                -----------
shall be distinctively marked "Confidential".


                                 ARTICLE XVII

                                  Miscellany
                                  ----------

          SECTION 17.01.  Authority of Representatives of Partners .  Any person
                          ----------------------------------------
or persons designated by a Partner as its representative for Partnership meetings or decisions or as its appointee to the Management Committee may be conclusively presumed by the Partnership and by all other Partners, without further inquiry by them, as having full authority to act on such Partner's behalf on all Partnership matters unless such Partner or such person otherwise informs the Partnership and all other Partners in writing in advance. The act of any such person shall be considered, for all purposes under this Partnership Agreement, to be the act of the Partner which designated him.

          SECTION 17.02.  Entire Agreement.  (a) This Partnership Agreement,
                          ----------------
the other Definitive Agreements executed contemporaneously herewith and the Purchase Agreement constitute the entire agreement between the parties hereto in relation to the subject matter hereof and supersede all prior oral and written agreements and understandings with respect to the transactions contemplated hereby, including but not limited to the Original Partnership Agreement and the 1998 Extension Agreement; provided, however, that nothing herein shall supersede
                          --------  -------
any agreements or undertakings heretofore set forth in the minutes of proceedings of the Management Committee that are not superseded in effect by this Partnership Agreement, such other Definitive Agreements or the Purchase Agreement; and provided, further, that no such agreements or understandings
               --------  -------
heretofore set forth in the minutes of proceedings of the Management Committee shall be applicable to or binding on LTV-W or its Affiliates.

          (b) Each Partner covenants that during the Term of this Partnership Agreement, neither such Partner nor any of its Affiliates will enter into or become a party to any agreement with any other Partner or any of its Affiliates relating to the use of the EG Facility that does not include both other Partners (or their respective Affiliates) as parties, unless such agreement shall be fully disclosed to whichever of them is not also to become a party thereto (the "Excluded Party"), and the Excluded Party shall have a reasonable amount of time to review such agreement before it becomes effective. If such agreement could reasonably be expected to have an adverse impact on the Excluded Party, the Excluded Party shall have the right to seek relief with respect thereto pursuant to Article XIV.
   -----------

          SECTION 17.03.  Modification, Waiver.  Neither this Partnership
                          --------------------
Agreement nor any provision hereof may be changed, waived, discharged or terminated verbally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any waiver of any breach of any provision of this Partnership Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any other rights under this Partnership Agreement.

          SECTION 17.04.  Severability.  If any provision of this Partnership
                          ------------
Agreement or the application of any provision hereof to any party or set of circumstances is held invalid, the remainder of this Partnership Agreement and the application of such provision to the other party or set of circumstances shall not be affected, unless such invalidity would result in such a material change as to cause performance of the remaining obligations to be unreasonable, in which case the parties hereto shall negotiate in good faith to amend this Partnership Agreement and the other Definitive Agreements
(a) to take into account such material change in a manner that in fair and equitable to all parties hereto and (b) to achieve the purposes set forth in
Article II.
----------

          SECTION 17.05.  Notices.  Any notice, consent, request, report or
                          -------
other document required or permitted under the terms of this Partnership Agreement shall be in writing and shall be effective (a) when personally delivered on a business day during normal business hours to the party to be given such notice at the address designated for such delivery below or (b) on the business day following the day such notice shall have been sent by telecopier or similar electronic device (providing confirmation of transmission) or by reputable overnight courier (providing proof of delivery) sent to such address, whichever shall first occur. Until otherwise specified by notice, the addresses for such notice shall be:


 (i) To EGL Steel:

        EGL Steel Inc.
        In care of Bethlehem Steel Corporation
        Room 2036, Martin Tower
        1170 Eighth Avenue
        Bethlehem, PA 18016
        Attention: Mr. David M. Beckwith, Vice President
        Telecopier Number: (215) 694-7086

(ii) To LTV-W:

        LTV-Walbridge, Inc.
        In care of The LTV Corporation
        200 Public Square
        Cleveland, Ohio 44114
        Attention: General Counsel
        Telecopier Number: (216) 622-5688

(iii) To MSCWC:

        MSC Walbridge Coatings Inc.
        30610 East Broadway
        Walbridge, Ohio 43465
        Attention: Group Vice President and General
           Manager
        Telecopier Number: (419) 661-5951

        with a copy to:

        Material Sciences Corporation
        2200 Pratt Boulevard
        Elk Grove Village, Illinois 60007
        Attention: Chief Financial Officer
        Telecopier Number: (847) 718-8643;

provided, however, that any Partner may change the address to which notices and
--------  -------
other communications to it shall be sent by giving to the other Partners written notice of such change, in which case notices and other communications to the Partner giving the notice of the change of address shall not be deemed to have been sufficiently given or delivered unless addressed to it at the new address as stated in said notice; provided, further, that notices and other
                          --------  -------
communications to the Partnership shall not be deemed to have been sufficiently given or delivered unless and until a copy thereof shall be given or delivered as above provided to each of the Partners.

          SECTION 17.06.  Successors and Assigns.  Subject to the provisions of
                          ----------------------
Article XIII, this Partnership Agreement shall inure to the benefit of, and be
------------
binding upon, the permitted successors and assigns of the respective Partners.

          SECTION 17.07.  Governing Law.  This Partnership Agreement shall be
                          -------------
governed by and construed in accordance with the laws of the State of Illinois.

          SECTION 17.08.  Headings.  The headings of all articles, sections and
                          --------
subsections in this Partnership Agreement are included herein for convenience of reference only and shall not constitute a part of this Partnership Agreement for any other purpose.

          IN WITNESS WHEREOF, the Partners have caused this Partnership Agreement to be signed by their respective duly authorized officers and their respective corporate seals to be hereunto affixed, on the day and year first above written.

                                        EGL STEEL INC.


                                        By:  ______________________________
                                             Name:
                                             Title:


                                        LTV-WALBRIDGE, INC.


                                        By:  ______________________________
                                             Name:
                                             Title:


                                        MSC WALBRIDGE COATINGS INC.


                                        By:  /s/ James J. Waclawik, Sr.
                                             ------------------------------
                                             Name:   James J. Waclawik, Sr.
                                             Title:  Vice President,
                                                     Chief Financial
                                                     Officer and
                                                     Secretary

                                  SCHEDULE 1

                                      TO

                             PARTNERSHIP AGREEMENT


                        Members of Management Committee
                        -------------------------------

                              as of July 23, 1999


Partner                                 Names of Members Appointed
-------                                 --------------------------

EGL Steel                               David M. Beckwith
                                        John I. Kinsey

LTV-W                                   John Mang
                                        Daniel Reynolds

MSCWC                                   Thomas E. Moore
                                        James J. Waclawik, Sr.

                                  APPENDIX A

                                    TO THE

                               PARENT AGREEMENT,

                            PARTNERSHIP AGREEMENT,

                            OPERATING AGREEMENT and

                              COATING AGREEMENTS



                       Definitions of Terms and Phrases
                       --------------------------------


     The following terms and phrases shall have the following definitions when capitalized in each of the Parent Agreement, the Partnership Agreement, the Operating Agreement, and the Coating Agreements unless the context shall otherwise require:

          "Affiliate" shall mean, with respect to any specified person, a person (as defined in Section 2(2) of the Securities Act of 1933, as amended) that directly, or indirectly through one or more intermediaries, Controls or in Controlled By, or is Under Common Control With, the person specified.

          "Allocated Fixed Costs" shall have the meaning set forth in Section
                                                                      -------
5.02 of the Coating Agreements.
----

          "Appraised Partnership Interest Dissolution Value" shall have the meaning set forth in Section 15.06 of the Partnership Agreement.
                     -------------

          "Bethlehem" shall mean Bethlehem Steel Corporation, a Delaware corporation.

          "Bethlehem Coating Agreement" shall mean that certain Amended and Restated Coating Agreement dated as of July 23, 1999 by and between the Partnership and Bethlehem as amended from time to time in accordance with its terms.

          "Coating Agreement" shall mean: (a) individually, the Bethlehem Coating Agreement, the LTV Steel Coating Agreement or the MSCWC Coating Agreement, as amended from time to time in accordance with the terms thereof, and (b) collectively, all of such agreements.

          "Coating Fee" shall mean the various fees charged by the Partnership for performing coating services pursuant to the Coating Agreements.

          "Coating Weight" shall mean the amount of zinc ordered to be applied by the EG process to the steel substrate, expressed in grams per square meter of coated substrate surface area.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Commercially Saleable" shall mean with respect to coating services such coated sheet metal as is capable of being marketed and sold as a prime product (satisfying the Coating Weight and other specifications ordered) at the then current market price for such prime product.

          "Control" (including the terms "Controlling," "Controlled By" and "Under Common Control With") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person (as defined in Section 2(2) of the Securities Act of 1933, as amended),
                      ------------
whether through the ownership of voting securities, by contract, or otherwise.

          "Definitive Agreements" shall mean the Parent Agreement, the Partnership Agreement, the Operating Agreement and the Coating Agreements.

          "Design Capacity" shall mean the capacity of the EG Facility to produce *** Tons, net of all Yield Loss, of Reference Strip annually, subject to adjustment pursuant to Section 5.03 of the Operating Agreement, and with respect
                       ------------
to any other unit of time shall mean the pro rata amount based on such annual rate.

          "EG" shall mean electroplating, which is the process of applying zinc or alloy coatings to sheet steel by an electrolytic plating process.

          "EG Facility" shall mean the entire coil coating facility located at 30610 East Broadway, Walbridge, Ohio 43465, together with all fixtures, furnishings, machinery, equipment and improvements located at such facility.

          "EGL Steel" shall mean EGL Steel, Inc., a Delaware corporation.

          "EG Product" shall mean electroplated steel coils produced at the EG Facility.

          "EG Services" shall mean all services rendered in connection with the production of EG Product.

          "Financial Interest" shall mean, with respect to any Partner, such Partner's percentage financial interest in the Partnership as set forth opposite the Partner's name indicated below:

Partner                                                Financial Interest
-------                                                ------------------
EGL Steel                                                     33.5%
LTV-W                                                         16.5%
MSCWC                                                         50.0%

          "Firm Order" shall mean an order placed by a Primary Purchaser or by MSCWC for coating services pursuant to Section 4.01(a) of the relevant Coating
                                       ---------------
Agreement.

          "Fiscal Quarter" shall mean each of the periods of three calendar months ended on the last day of May, August, November and February of each Fiscal Year.

          "Fiscal Year" shall mean the period commencing on the first day of March of each calendar year and ending on the last day of February of the next successive calendar year.

          "Force Majeure" shall mean any cause or causes beyond the control of, and without fault or negligence of, the entity asserting a claim of Force Majeure, including but not limited to any acts of God, strikes, lockouts or other labor disputes or industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, tornadoes, other storms, floods, washouts or other acts of nature, civil disturbances, explosions, temporary or permanent failure of electrical supply, acts, directives or binding orders of any court or governmental authority or persons purporting to act therefor and such orders or regulations of governmental bodies or agencies asserting jurisdiction as would materially inhibit or prohibit the entity from performing under the Definitive Agreements or would require such entity to accept a condition reasonably unacceptable to it, so long as such occurred without the fault or negligence of such entity.

          "Forecast Period" shall have the meaning set forth in Section 4.01 of
                                                                ------------
the Coating Agreements.

          "Guarantor" shall mean: (a) with respect to EGL Steel, Bethlehem; (b) with respect to LTV-W and LTV Steel, LTV; (c) with respect to MSCWC, MSCPFM and MSC; and (d) with respect to MSCPFM, MSC.

          "Initial Transfer Agreement" shall mean the Transfer Agreement dated as of May 29, 1991, among Ispat Inland, Inland, Inland EG, Bethlehem and EGL Steel, as amended April 23, 1992 and June 5, 1992.

          "Inland" shall mean Inland Steel Company, a Delaware corporation (which has been merged into Ispat Inland).

          "Inland EG" shall mean Inland Steel Electrogalvanizing Corporation, a Delaware corporation.

          "Inland Option Tons" shall mean the coating services which Ispat Inland may require the Partnership to perform pursuant to Section 3.2 of the
                                                          -----------
Inland Tolling Agreement.

          "Inland Tolling Agreement" shall mean that certain Tolling Agreement dated as of June 30, 1998 entered into by and between Ispat Inland (as successor to Inland) and the Partnership.

          "Insurance Costs" shall mean all costs of the insurance coverages required to be maintained pursuant to Section 3.08 of the Operating Agreement or
                                      ------------
otherwise maintained with the approval of the Partnership, including premiums, the cost of maintaining any records required by such insurance coverages, and the amount of any casualty losses incurred which are not reimbursed under such insurance coverages due to deductible or co-insurance requirements. Insurance Costs shall also include the costs of any self-insurance program approved by the Partnership for the EG Facility or its operations, including all costs associated with administering such program as well as all losses incurred thereunder.

          "Intellectual Property" shall have the meaning given to such term in
Section 3.01(g) of the Parent Agreement.
---------------

          "Ispat Inland" shall mean Ispat Inland Inc., a Delaware corporation (formerly known as Inland Steel Industries, Inc.).

          "LTV" shall mean The LTV Corporation, a Delaware corporation.

          "LTV Steel" shall mean LTV Steel Company, Inc., a New Jersey corporation and a wholly-owned subsidiary of LTV.

          "LTV Steel Coating Agreement" shall mean that certain Coating Agreement dated as of July 23, 1999 by and between the Partnership and LTV Steel, as amended from time to time in accordance with its terms.

          "LTV-W" shall mean LTV-Walbridge, Inc., a Delaware corporation and a wholly-owned subsidiary of LTV Steel.

          "Major Loss" shall mean substantial damage or destruction by fire or other casualty of the EG Facility or any portion thereof, or the taking, requisitioning or sale of the use, occupancy or title to the EG Facility or any substantial portion thereof in, by or on account of any actual or threatened eminent domain proceeding or other action by any person or entity having the power of eminent domain.

          "Management Committee" shall mean the management committee of the Partnership established by Article VIII of the Partnership Agreement.
                           ------------

          "MSC" shall mean Material Sciences Corporation, a Delaware corporation.

          "MSCPFM" shall mean MSC Pre Finish Metals Inc., an Illinois corporation (formerly known as Pre Finish Metals Incorporated) and a wholly-owned subsidiary of MSC.

          "MSCPFM Lease" shall mean that certain lease dated as of December 1, 1980 by and between MSCPFM and Corporate Property Associates/Corporate Property Associates 2, as amended.

          "MSCWC" shall mean MSC Walbridge Coatings Inc., a Delaware corporation (formerly known as Pre Finish Metals (EG) Incorporated) and a wholly-owned subsidiary of MSCPFM.

          "MSCWC Coating Agreement" shall mean that certain Coating Agreement dated as of July 23, 1999 by and between the Partnership and MSCWC, as amended from time to time in accordance with its terms.

          "Net Fair Market Value" shall mean the following:

          (a) In the case of a Partner's Interest, the fair market value of the assets and interests being valued, less any liabilities associated therewith (determined in accordance with generally accepted accounting principles), on a going concern basis and assuming a willing buyer and a willing seller, neither of whom is under any compulsion to buy or sell and each of whom has equal access to all pertinent facts, all as determined by appraisal under Section 13.05 of the Partnership Agreement, or
                     -------------

          (b) In the case of the EG Facility, the fair market value of the assets thereof, less any liabilities associated therewith (determined in accordance with generally accepted accounting principles) which are assumed by the purchaser in accordance with the governing instruments thereof or with the consent of the persons or entities to whom the obligation is owed, on a going concern basis and assuming a willing buyer and a willing seller, neither of whom is under any compulsion to buy or sell and each of whom has equal access to all pertinent facts, all as determined by appraisal under
     Section 15.04 of the Partnership Agreement.
     -------------

          "1998 Extension Agreement" shall mean that certain 1998 Extension Agreement dated as of December 31, 1998 entered into by and among EGL Steel, Bethlehem, MSCWC, MSCPFM and MSC.

          "1998 Transfer Agreement" shall mean the Transfer Agreement dated as of June 30, 1998 among Ispat Inland, Inland, Inland EG, Bethlehem and EGL Steel.

          "Operating Agreement" shall mean that certain Amended and Restated Operating Agreement dated as of July 23, 1999 by and between the Partnership and MSCWC, as amended from time to time in accordance with its terms.

          "Operating Partner" shall mean MSCWC, its successor or assign.

          "Operator" shall mean MSCWC, its successor or assign, as Operating Partner under the Operating Agreement.

          "Operator's Fee" shall mean the various fees charged by Operator for rendering services to the Partnership pursuant to the Operating Agreement.

          "Organic Coating" shall mean any organic (non-metal) coating on sheet metal, including Zincrometal(R).

          "Original Coating Agreement" shall mean that certain Coating Agreement dated as of October 15, 1984 by and between the Partnership and Bethlehem, as amended up to the date immediately prior to the execution and delivery of the Bethlehem Coating Agreement.

          "Original Operating Agreement" shall mean that certain Operating Agreement dated as of October 15, 1984 by and between the Partnership and MSCWC, as amended up to the date immediately prior to the execution and delivery of the Operating Agreement.

          "Original Parent Agreement" shall mean that certain Parent Agreement dated as of October 15, 1984 by and among Bethlehem, Inland, Ispat Inland, MSCPFM and MSC, as amended up to the date immediately prior to the execution and delivery of the Parent Agreement.

          "Original Partnership Agreement" shall mean that certain Partnership Agreement dated as of August 30, 1984 by and among EGL Steel, Inland EG and MSCWC, as amended up to the date immediately prior to the execution and delivery of the Partnership Agreement.

          "Other Services" shall mean all services (including any Organic Coating services) rendered by the Partnership, but excluding EG Services.

          "Parent Agreement" shall mean the Amended and Restated Parent Agreement dated as of July 23, 1999 by and among each of Bethlehem, LTV, MSCPFM and MSC, as amended from time to time in accordance with its terms.

          "Partner" or "Partners" shall mean a general partner or partners of the Partnership and shall include each of EGL Steel, LTV-W and MSCWC and their respective successors and assigns as Partners who become such in a manner consistent with Article XIII of the Partnership Agreement.
                ------------

          "Partner's Account" shall mean, in respect of any Partner, the account maintained for such Partner in accordance with Section 9.03 of the Partnership
                                               ------------
Agreement.

          "Partner's Interest" shall mean, with respect to each Partner, (i) such Partner's general partner interest in the Partnership (including all its advances to, and any other claims against, the Partnership) and (ii) the interest, if any, of such Partner or any Affiliate of such Partner in the Parent Agreement, the Partnership Agreement, the Operating Agreement and the Coating Agreements.

          "Partnership" shall mean Walbridge Coatings, An Illinois Partnership, continued and governed by the Partnership Agreement.

          "Partnership Agreement" shall mean that certain Amended and Restated Partnership Agreement dated as of July 23, 1999 by and among EGL Steel, LTV-W and MSCWC, as amended from time to time in accordance with its terms.

          "Primary Purchaser" shall mean: (a) individually, either of Bethlehem or LTV Steel and (b) collectively, both of them.

         "Prime Commercial Paper" shall mean commercial paper which is rated P-1 by Moody's Investors Services, Inc., or A-1 by Standard and Poor's Corporation, having a remaining term until maturity of not more than one year.

          "Production Forecast" shall mean the forecast described in Section
                                                                     -------
4.01 of each Coating Agreement.
----

          "Production Schedule" shall mean the schedule described in Section
                                                                     -------
4.01(b) of the Operating Agreement.
-------

          "Production Time" shall mean the time, as determined by Operator, available for the production of EG Product or the rendering of Other Services in accordance with the Operating Agreement and the Inland Tolling Agreement during which the EG Facility is not shut down for testing, for transition to ZnNi production or back to pure zinc production, for other scheduled or estimated unscheduled downtime, for maintenance or repairs, for the making of capital improvements, for national holidays, or due to Force Majeure.

          "Purchase Agreement" shall mean the Purchase Agreement dated as of July 23, 1999 among LTV-W, LTV, EGL Steel, Bethlehem, MSCWC and MSC.

          "Purchaser" shall mean (a) with respect to the LTV Steel Coating Agreement, LTV Steel, (b) with respect to the Bethlehem Coating Agreement, Bethlehem and (c) with respect to the MSCWC Coating Agreement, MSCWC.

          "Reference Strip" shall mean a *** wide,***-inch minimum thickness steel coil to which a minimum Coating Weight of *** grams of zinc per square meter has been applied on one side only by the EG process.

          "Reporting Period" shall mean a calendar month.

          "S, G & A Expenses" shall mean all expenses of Operator or its Affiliates for administrative support of the EG Facility and its operations.

          "Standard Capacity" shall mean for any EG Product the product of (a) the Width Capacity for such EG Product times (b) the quotient of the specified thickness of the processed steel substrate divided by *** times (c) the quotient of *** divided by the Coating Weight applied to the processed steel substrate.

          "Standard Costs" shall mean the standard costs developed by the Partnership and the Operating Partner as specified in Section 6.4 of the
                                                      -----------
Original Operating Agreement.

          "Standard Ton Factor" shall mean for any EG Product the quotient of ***, divided by the Standard Capacity for such EG Product. Accordingly, the Standard Ton Factor for Reference Strip shall be one (1).

          "Standard Tons" shall mean a Ton of Reference Strip, subject to
Section 5.05 of the Operating Agreement and Section 5.04 of the Coating
------------                                ------------
Agreements.

          "Sublease" shall mean the Sublease dated as of May 30, 1986, as amended, between MSCPFM and the Partnership.

          "Subsidiary" shall mean (i) with respect to Bethlehem, EGL Steel; (ii) with respect to LTV, LTV-W or LTV Steel; (iii) with respect to LTV Steel, LTV-W;
(iv) with respect to MSC, MSCPFM or MSCWC; and (iv) with respect to MSCPFM, MSCWC.

          "Taxes" shall mean all taxes (except income taxes) paid or incurred by Operator in the operation of the EG Facility and of a type in existence as of this date hereof, such taxes to include, but not be limited to, all real estate and personal property taxes and assessments on the EG Facility or the equipment, supplies or inventories contained therein, all sales and use taxes, and all governmental franchises, licenses and permits; provided, however, that if any other taxes
                                  --------  -------
are enacted after the date hereof, such taxes shall also be included in the terms "Taxes" to the extent appropriate to do so in accordance with the provisions of Article II of the Partnership Agreement.
              ----------

          "Technical Representative" shall mean the person designated by Operator and each Partner (other than the Operating Partner) from time to time to represent such party in connection with any of the matters specified as being the responsibility of the Technical Representatives.

          "Term" shall have the meaning set forth in Section 5.01 of the
                                                     ------------
Partnership Agreement.

          "Termination Notice" shall have the meaning set forth in Section 5.01
                                                                   ------------
of the Partnership Agreement.

          "Ton" shall mean an avoirdupois unit of two thousand pounds.

          "Voting Interest" shall mean, with respect to any Partner, such Partner's percentage voting interest in the Partnership as set forth opposite the Partner's name below:

Partner                                                Voting Interest
-------                                                ---------------
EGL Steel                                                   33.5%
LTV-W                                                       16.5%
MSCWC                                                       50.0%

The Voting Interest of any Partner shall be adjusted only to reflect a transfer of its Partner's Interest under the Partnership Agreement in accordance with the provisions of Article XIII thereof.
              ------------

          "Width Capacity" shall mean the theoretical annual capacity in Tons of the EG Facility to produce EG Product having a given width, assuming (1) *** inch specified thickness steel substrate, (2) a Coating Weight of *** grams of pure zinc per square meter of coated substrate surface area (on one side), (3) *** hours per year of Production Time and (4) *** Yield Loss and no defective steel substrate, all as determined in the reasonable judgment of the Technical Representatives.

          "Yield Loss" shall mean steel substrate scrap losses and rejections of EG Product caused by quality failures in the operation of the EG Facility and shall be calculated based on the difference between the weight of the substrate delivered to the EG Facility and the weight of the EG Product shipped from the EG Facility. Such term shall not include losses or rejections caused by any defective steel substrate which (a) is rejected by Operator prior to being processed as being unfit or unsuitable for coating or processing (other than due to improper handling by Operator) or (b) was included in EG Product but was the primary cause for rejection of the EG Product. Responsibility for rejected EG Product shall be determined by agreement of the Technical Representatives of Operator and the Partner whose Affiliate supplied the steel substrate.

          "Zincrometal(R)" is a registered trademark (United States Registration Number 839,031) for a coated steel previously used extensively for the manufacture of automobiles because of its corrosion resistance properties.

          "ZnNi" shall mean zinc-nickel alloy coatings.